Exhibit 10.8
SEAHAWK DRILLING, INC.
2009 LONG-TERM INCENTIVE PLAN
     1. Plan. The Seahawk Drilling, Inc. 2009 Long-Term Incentive Plan (the “Plan”) was adopted by the Board of Directors of Seahawk Drilling, Inc., a Delaware corporation (the “Company”), and was approved on                     , 2009 by Pride International, Inc. as the sole stockholder of the Company, to reward certain officers, employees and directors of the Company and its Subsidiaries by providing for certain cash benefits and by enabling them to acquire shares of Common Stock of the Company. The Plan is effective as of the date of the Distribution as defined below.
     2. Objectives. The Plan is designed to attract and retain officers, employees and directors of the Company and its Subsidiaries, to encourage the sense of proprietorship of such officers, employees and directors and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under this Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries.
     3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:
          “Authorized Officer” means the Chief Executive Officer of the Company (or any other senior officer of the Company to whom the Chief Executive Officer delegates the authority to execute any Award Agreement, where applicable).
          “Award” means an Employee Award or a Director Award.
          “Award Agreement” means a written or electronic agreement setting forth the terms, conditions and limitations applicable to an Award, to the extent the Committee determines such agreement is necessary.
          “Board” means the Board of Directors of the Company.
          “Cash Award” means an award denominated in cash.
          “Change in Control” means, and shall be deemed to have occurred on the date of the first to occur of any of the following:
     (i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 30 percent (30%) or more of the combined voting power of the Company’s then-outstanding securities;
     (ii) during any period of 12 consecutive months, individuals who, as of the date of the Distribution, constitute the members of the Board (the “Incumbent Directors”) cease for any reason other than due to death or disability to constitute at least a majority of the members of the Board, provided that any director who was nominated for election or was elected with the approval of at least a majority of the members of the Board who are at the time Incumbent Directors shall be considered an Incumbent Director;
     (iii) the consummation of any transaction (including any merger, amalgamation, consolidation or scheme of arrangement), the result of which is that less than 50 percent (50%) of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Company prior to such transaction; or
     (v) the Company shall have sold, transferred or exchanged all, or substantially all, of its assets to another corporation or other entity or person.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          “Committee” means the Compensation Committee of the Board.
          “Common Stock” means the Common Stock, par value $0.01 per share, of the Company.
          “Company” has the meaning set forth in Section 1.
          “Director” means an individual serving as a member of the Board who is not an Employee.
          “Director Award” means any Non-qualified Stock Option, SAR, Stock Award, Restricted Stock Unit Award, Cash Award or Performance Award (other than a Qualified Performance Award) granted, whether singly, in combination or in tandem, to a Participant who is a Director pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Committee may establish in order to fulfill the objectives of the Plan.
          “Distribution” means the distribution by Pride International, Inc., on a pro-rata basis to the holders of the common stock of Pride International, Inc., of all of the outstanding shares of Common Stock owned by Pride International, Inc.
          “Dividend Equivalents” means, with respect to Restricted Stock Units, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock granted in the Award.
          “Employee” means a person employed by the Company or any of its Subsidiaries as a common law employee, including an officer, as such term is defined in Rule 16a-1 of the Exchange Act, of the Company or any of its Subsidiaries and including a member of the Board who is also an Employee.
          “Employee Award” means any Option, SAR, Stock Award, Restricted Stock Unit Award, Cash Award or Performance Award granted, whether singly, in combination or in tandem, to a Participant who is an Employee pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Committee may establish in order to fulfill the objectives of the Plan.
          “Equity Award” means any Option, SAR, Stock Award, or Performance Award (other than a Performance Award denominated in cash) granted to a Participant under the Plan.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Fair Market Value” means, as of a particular date, (i) if the shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the primary national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the shares of Common Stock are not so listed but are quoted by The NASDAQ Stock Market, Inc., the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for The NASDAQ Stock Market, Inc. on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by The NASDAQ Stock Market, Inc., or, if not reported by The NASDAQ Stock Market, Inc., by the National Quotation Bureau, Inc., or (iv) if none of the above are applicable, the fair market value of a share of Common Stock as determined in good faith by the Committee under a method or means which shall comply with the requirements of a reasonable valuation method as described under Section 409A of the Code.
          “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan. The “Grant Date” of an Option or SAR Award shall be the date the Company completes the corporate action constituting an offer of stock for sale to a holder under the terms and conditions of the Option or SAR; provided that (i) such corporate action shall not be considered complete until the date on which the maximum number of shares that can be purchased or exercised under the Option or SAR and the minimum Grant Price are fixed or determinable; (ii) if such corporate action contemplates an immediate offer of stock for sale to a class of individuals, then the Grant Date of an Option or SAR is the time or date of that corporate action, if the offer is to be made immediately; and/or (iii) if such corporate action contemplates a particular date on which the offer is to be made, then the Grant Date is the contemplated date of the offer.
          “Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.
          “Incentive Stock Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.
          “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

          “Option” means a right to purchase a specified number of shares of Common Stock at a specified Grant Price, which may be an Incentive Stock Option or a Non-qualified Stock Option.
          “Participant” means an Employee or Director to whom an Award has been granted under this Plan.
          “Performance Award” means an Award made pursuant to this Plan that is subject to the attainment of one or more performance goals.
          “Performance Goal” means a standard established by the Committee to determine in whole or in part whether a Qualified Performance Award shall be earned.
          “Plan” has the meaning set forth in Section 1.
          “Qualified Performance Award” means a Performance Award made to a Participant who is an Employee that is intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, as described in Section 8(a)(vii)(B) of the Plan.
          “Restricted Stock” means Common Stock that is restricted or subject to forfeiture provisions.
          “Restricted Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value in cash that is restricted or subject to forfeiture provisions.
          “Restricted Stock Unit Award” means an Award in the form of Restricted Stock Units.
          “Restriction Period” means a period of time beginning as of the Grant Date of an Award of Restricted Stock or Restricted Stock Units and ending as of the date upon which the Common Stock subject to such Award is issued (if not previously issued), no longer restricted or subject to forfeiture provisions.
          “Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price.
          “Stock Award” means an Award in the form of, or denominated in, or by reference to, shares of Common Stock, including an award of Restricted Stock.
          “Subsidiary” means (i) with respect to any Awards other than Incentive Stock Options, any corporation, limited liability company or similar entity of which the Company directly or indirectly owns shares representing more than 50 percent (50%) of the voting power of all classes or series of equity securities of such entity, which have the right to vote generally on matters submitted to a vote of the holders of equity interests in such entity, and (ii) with respect to Awards of Incentive Stock Options, any subsidiary within the meaning of Section 424(f) of the Code or any successor provision.
     4. Eligibility. All Employees are eligible for Employee Awards under this Plan. All Directors are eligible for Director Awards under the Plan. The Committee shall select the Participants in the Plan from time to time by the grant of Awards under the Plan.
     5. Common Stock Available for Awards. Subject to the provisions of Section 16 hereof, no Award shall be granted if it shall result in the aggregate number of shares of Common Stock issued under the Plan plus the number of shares of Common Stock covered by or subject to Awards then outstanding (after giving effect to the grant of the Award in question) to exceed ten percent (10%) of the issued and outstanding shares of Common Stock on the date of the Distribution. No more than                     shares of Common Stock shall be available for Incentive Stock Option Awards. No more than                     shares of Common Stock shall be available for Awards other than Options or SARs. The number of shares of Common Stock that are the subject of Awards under this Plan that are forfeited, terminated or expire unexercised shall again immediately become available for Awards hereunder. Notwithstanding the foregoing, the number of shares of Common Stock reserved for issuance shall be reduced by the total number of Options or SARs exercised, and the number of shares of Common Stock reserved for issuance under the Plan shall not be increased by (i) any shares tendered or Award surrendered in connection with the purchase of shares of Common Stock upon the exercise of an Option as described in Section 12 or (ii) any shares of Common Stock deducted from an Award payment in connection with the Company’s tax withholding obligations as described in Section 13. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.
     6. Administration.
     (a) Authority of the Committee. This Plan shall be administered by the Committee except as otherwise provided herein. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. Subject to Section 6(d) hereof, the Committee may, in its discretion, impose such conditions and/or restrictions on any Award granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each share of Common Stock issued under an Award, including Stock Awards or Restricted Stock Units, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares of Common Stock are listed or traded, or holding requirements or sale restrictions placed on the shares of Common Stock by the Company as the Committee deems appropriate and provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan (insofar as such provision relates to Awards) or an Award or otherwise amend or modify an Award in any manner that is (i) not adverse to the Participant to whom such Award was granted, (ii) consented to by such Participant or (iii) authorized by Section 16(c) hereof; provided, however, that no such action shall permit the term of any Option to be greater than ten (10) years from the applicable Grant Date. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee, with respect to Awards, in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.
     (b) Indemnification. No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.
     (c) Authority of the Board. The Board shall have the same powers, duties, and authority to administer the Plan as the Committee.
     (d) Prohibition on Repricing of Awards. No Option or SAR may be repriced, replaced, regranted through cancellation or modified without stockholder approval (except in connection with a change in the Company’s capitalization), if the effect would be to reduce the Grant Price for the shares underlying such Award.
     7. Delegation of Authority. The Committee may delegate to the Authorized Officer and to other senior officers of the Company its duties under this Plan in accordance with applicable law and pursuant to such conditions or limitations as the Committee may establish with respect to Awards, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.
     8. Awards.
     (a) Employee Awards. The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Employee Awards. Each Employee Award shall evidenced in such communications as the Committee deems appropriate, including in an Award Agreement, shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and may be signed by an Authorized Officer for and on behalf of the Company. Employee Awards may consist of those listed in this Section 8(a) and may be granted singly, in combination or in tandem. Awards may also be granted in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity; provided, however, that, except as contemplated in Section 16 hereof, no Option may be issued in exchange for the cancellation of an Option with a higher Grant Price nor may the Grant Price of any Option be reduced. All or part of an Employee Award may be subject to conditions established by the Committee. Upon the termination of employment or service by a Participant, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement or in any other agreement between the Company and the Participant.
     (i) Option. An Employee Award may be in the form of an Option consisting of either an Incentive Stock Option or a Non-qualified Stock Option. An Option Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Non-qualified Stock Option. On the Grant Date, the Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option. The term of the Option shall extend no more than ten (10) years after the Grant Date. Options may not include provisions that “reload” the option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded to Employees pursuant to this Plan, including the Grant Price, the term of the Options, the number of shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Committee.
     (ii) Incentive Stock Options. Incentive Stock Options may be granted only to eligible Employees of the Company or of any Subsidiary. With respect to an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary as determined for purposes of Section 422 of the Code, the Grant Price must not be less than 110 percent (110%) of the Fair Market Value of the shares of Common Stock on the Grant Date and the Incentive Stock Option must not be exercisable later than the fifth (5th) anniversary of the Grant Date. In addition, to the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both shares of Common Stock subject to Incentive Stock Options under the Plan and Common Stock subject to Incentive Stock Options under all other plans of the Company, such Options shall be treated as Non-qualified Stock Options. For this purpose, the “Fair Market Value” of the shares of Common Stock subject to Options shall be determined as of the Grant Date of the Options. In reducing the number of Options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the

Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.
     (iii) Stock Appreciation Rights. An Employee Award may be in the form of an SAR. On the Grant Date, the Grant Price of an SAR shall be not less than the Fair Market Value of the Common Stock subject to such SAR. The holder of a tandem SAR may elect to exercise either the option or the SAR, but not both. The exercise period for an SAR shall extend no more than ten (10) years after the Grant Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any SARs awarded to Employees pursuant to this Plan, including the Grant Price, the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.
     Notwithstanding any other provision of this Plan to the contrary, with respect to a SAR granted in tandem with an Incentive Stock Option: (a) the tandem SAR will expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the tandem SAR may be for no more than 100 percent (100%) of the excess of the Fair Market Value of the shares of Common Stock subject to the underlying Incentive Stock Option at the time the tandem SAR is exercised over the Grant Price of the underlying Incentive Stock Option; and (c) the tandem SAR may be exercised only when the Fair Market Value of the shares of Common Stock subject to the Incentive Stock Option exceeds the Grant Price of the Incentive Stock Option.
     (iv) Stock Award. An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.
     (v) Restricted Stock Unit Awards. An Employee Award may be in the form of a Restricted Stock Unit Award. The terms, conditions and limitations applicable to a Restricted Stock Unit Award, including, but not limited to, the Restriction Period and the right to Dividend Equivalents, shall be determined by the Committee.
     (vi) Cash Award. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted to Employees pursuant to this Plan, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.
     (vii) Performance Award. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to an Award that is a Performance Award shall be determined by the Committee. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion that may be exercised.
     (A) Non-qualified Performance Awards. Performance Awards granted to Employees or Directors that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.
     (B) Qualified Performance Awards. Performance Awards granted to Employees under the Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates or (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business segments, units, or divisions of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal may include one or more of the following:
•	Stock price measures (including but not limited to growth measures and total stockholder return);

•	Earnings per share (actual or targeted growth);

•	Earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

•	Economic value added (“EVA”);

•	Net income measures (including but not limited to income after capital costs and income before or after taxes);

•	Operating income;

•	Cash flow measures;

•	Return measures (including but not limited to return on capital employed, return on equity, return on investment and return on assets);

•	Operating measures (including but not limited to productivity, efficiency, and scheduling measures);

•	Expense targets (including but not limited to finding and development costs and general and administrative expenses);

•	Margins;

•	Revenue or Sales; and

•	Corporate values measures (including but not limited to diversity commitment, ethics compliance, environmental, and safety).
Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals with respect to Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals under Qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. None of the Committee or the Board may increase the amount of compensation payable under a Qualified Performance Award. If the time at which a Qualified Performance Award will be paid is accelerated for any reason, the amount payable under the Qualified Performance Award shall be reduced to the extent required pursuant to Department of Treasury Regulation section 1.162-27(e)(2)(iii) to reasonably reflect the time value of money. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee.
     (viii) Vesting. Unless otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, any Employee Award that (a) is not a Performance Award shall have a minimum vesting period or Restriction Period of three years from the Grant Date or (b) is a Performance Award shall have a minimum vesting period or Restriction Period of one year from the Grant Date; provided, however, that (1) the Committee may provide for earlier vesting upon an Employee’s termination of employment by reason of death, disability or retirement, (2) such three-year or one-year minimum vesting period or Restriction Period, as applicable, shall not apply to an Employee Award that is granted in lieu of salary or bonus (provided that the Employee is given the opportunity to accept cash in lieu of such Award) or to new hires to replace forfeited awards from a prior employer, and (3) vesting of, or the lapse of restrictions under, an Employee Award may occur incrementally over the three-year or one-year minimum vesting period or Restriction Period, as applicable.
     (b) Award Limitations. Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Employee Awards made hereunder:
     (i) no Employee may be granted, during any calendar year, Awards consisting of, relating to, denominated in or exercisable for more than                     shares of Common Stock (the limitation set forth in this Section 8(b)(i) being hereinafter referred to as “Stock Based Awards Limitations”); and
     (ii) the maximum cash payment to be made to any one individual pursuant to any Cash Award during any calendar year shall not exceed $                    .
If an Award is cancelled, the cancelled Award shall continue to be counted toward the Award limitations provided in this Section 8(b).
     (c) Director Awards. The Committee may grant a Director one or more Director Awards and establish the terms thereof consistent with the foregoing provisions of this Section 8 for granting awards to Employees and subject to such terms, conditions and limitations as shall be determined by the Committee in its sole discretion.
     9. Change in Control. Notwithstanding the provisions of Section 8 hereof, unless otherwise expressly provided in the applicable Award Agreement, or as otherwise specified in the terms of an Equity Award, in the event of a Change in Control during a Participant’s employment or service with the Company or one of its Subsidiaries, each Equity Award granted under this Plan to the Participant shall become immediately vested and fully exercisable, with performance-based equity awards vested at target level.
     Notwithstanding any other provision of this Section 9 to the contrary, to the extent a payment under or vesting of an Award is subject to Section 409A of the Code, then any such payment or vesting of an amount that is otherwise accelerated under this Section 9 shall be delayed until the earliest time that such payment would be permitted under Section 409A of the Code such that the payment would not be subject to the additional tax or interest applicable under Section 409A of the Code.
     10. Non-United States Participants. Notwithstanding any provision of the Plan to the contrary, the Committee may grant awards to persons outside the United States under such terms and conditions as may, in the judgment of the Committee, with the advice of legal counsel, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Employees employed outside the United States are eligible to participate in the Plan; (iii) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (iv) establish sub-plans, modified option exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable, provided that any subplans and modifications to Plan terms and procedures established under this Section 10 by the Committee shall be attached to the Plan document as

Appendices. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, any governing statute or regulation, or any other applicable law.
     11. Payment of Awards.
     (a) General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, but not limited to, in the case of Common Stock, restrictions on transfer and forfeiture provisions. For an Award of Restricted Stock, the certificates evidencing the shares of such Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. For an Award of Restricted Stock Units, the shares of Common Stock that may be issued at the end of the Restriction Period shall be evidenced by book entry registration or in such other manner as the Committee may determine.
     (b) Deferral. With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment; provided, however, that if deferral is permitted, each provision of the Award shall be interpreted to permit the deferral only as allowed in compliance with the requirements of Section 409A of the Code, and any provision that would conflict with such requirements shall not be valid or enforceable. The Committee may permit selected Participants who are members of a “select group of management or highly compensated employees” to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee. If a deferral is permitted under this Section 11(b), even though the Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), in accordance with the Department of Labor Regulation § 2520.104-23, the Company shall file a “protective” letter with the Department of Labor that would serve as the alternative method of compliance with the reporting and disclosure requirements of Part I of Title I of ERISA in the event the Plan were to be construed as subject to ERISA. Any deferred payment pursuant to an Award, whether elected by the Participant or specified by the Award Agreement or the terms of the Award or by the Committee, may be forfeited if and to the extent that the Award Agreement or the terms of the Award so provide.
     (c) Dividends and Interest. Rights to (i) dividends will be extended to and made part of any Stock Award and (ii) Dividend Equivalents may be extended to and made part of any Restricted Stock Unit, subject in each case to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments for Awards.
     12. Option Exercise. The Grant Price shall be paid in full at the time of exercise in cash, certified check, bank draft or postal or express money order or, if elected by the Participant, the Participant may purchase such shares by means of tendering Common Stock held by the Participant for at least six (6) months (or such other period to avoid accounting charges against the Company’s earnings) valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award (including “cashless exercise”). The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Section 12.
     13. Taxes. The Company or its designated third party administrator shall have the right to deduct applicable taxes from any Award payment or other compensation payable to the Participant and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by a payment of such sums for taxes directly to the Company or its designated third party administrator in cash or by check or by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required, each at such time as required by the Committee. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.
     14. Amendment, Modification, Suspension or Termination of the Plan. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements or the requirements of the securities exchange on which the Company’s stock is listed.
     15. Assignability. Except as otherwise provided herein, no Award granted under this Plan shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and during the lifetime of a Participant, any Award shall be exercisable only by him, or, in the case of a Participant who is mentally incapacitated, the Award shall be exercisable by his guardian or legal representative. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment or transfer in violation of this Section 15 shall be null and void. Upon the Participant’s death, the personal representative or other person entitled to succeed to the rights of the Participant (the “Successor Participant”) may exercise such rights. A Successor Participant must furnish proof satisfactory to the Company of his or her right to exercise the Award under the Participant’s will or under the applicable laws of descent and distribution.
     Subject to approval by the Committee in its sole discretion, all or a portion of the Awards granted to a Participant under the Plan which are not intended to be Incentive Stock Options may be transferable by the Participant, to the extent and only to the extent specified in such approval, to (i) the children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members (“Immediate Family Member Trusts”), or (iii) a partnership or partnerships in which such Immediate Family Members have at least ninety-nine percent (99%) of the equity, profit and loss interests (“Immediate Family Member Partnerships”); provided that the Award Agreement pursuant to which such Awards are granted (or an amendment thereto) must expressly provide for transferability in a manner consistent with this Section 15. Subsequent transfers of transferred Awards shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Participant or a person to whom the original Participant could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and, except as otherwise provided herein, the term “Participant” shall be deemed to refer to the transferee.
     16. Adjustments.
     (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.
     (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the Grant Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the Grant Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock Based Awards Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards.
     (c) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, (1) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (2) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (3) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value of Common Stock on such date over the Grant Price of such Award.
     17. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.
     18. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan. The Plan is not intended to be subject to ERISA.

     19. Section 409A of the Code. It is intended that any Awards under the Plan satisfy the requirements of Section 409A of the Code to avoid imposition of applicable taxes thereunder. Thus, notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Section 409A of the Code and related regulations and Treasury pronouncements, that Plan provision or Award will be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant’s rights to an Award.
     An Award Agreement shall provide that the payment thereunder will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the year in which the Award payment is no longer subject to a substantial risk of forfeiture as determined for purposes of Section 409A of the Code or (2) at a time that would not subject the compensation at issue to be subject to the additional tax or interest applicable under Section 409A of the Code.
     Notwithstanding any other provision of this Plan, if a Participant is a “specified employee” (within the meaning of Section 409A of the Code), , then no payment of any amounts that are deferred compensation (within the meaning of Section 409A of the Code) shall be made under the Award due to a “separation from service” (within the meaning of Section 409A of the Code) for any reason before the date that is the earlier of (i) six (6) months after the date on which the Participant incurs such separation from service, (ii) the date of the Participant’s death or (iii) such other date as complies with the requirements of Section 409A of the Code.
     20. Parachute Payment Limitation. Notwithstanding any contrary provision of the Plan, the Committee may provide in the Award Agreement or in any other agreement with the Participant for a limitation on the acceleration of vesting and exercisability of unmatured Awards to the extent necessary to avoid or mitigate the impact of the golden parachute excise tax under Section 4999 of the Code on the Participant or may provide for a supplemental payment to be made to the Participant as necessary to offset or mitigate the impact of the golden parachute excise tax on the Participant. In the event the Award Agreement or other agreement with the Participant does not contain any contrary provision regarding the method of avoiding or mitigating the impact of the golden parachute excise tax under Section 4999 of the Code on the Participant, then notwithstanding any contrary provision of this Plan, the aggregate present value of all parachute payments payable to or for the benefit of a Participant, whether payable pursuant to this Plan or otherwise, shall be limited to three times the Participant’s base amount less one dollar and, to the extent necessary, the exercisability of an unmatured Award shall be reduced in order that this limitation not be exceeded. For purposes of this Section 20, the terms “parachute payment,” “base amount” and “present value” shall have the meanings assigned thereto under Section 280G of the Code. It is the intention of this Section 20 to avoid excise taxes on the Participant under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 280G of the Code.
     21. No Right to Continued Employment or Service. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company.

     22. Retirement and Welfare Plans. Neither Awards made under the Plan nor shares of Common Stock or cash paid pursuant to such Awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.
     23. Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
     24. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas. Unless otherwise provided in the Award Agreement, Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of located in Harris County, Texas, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.
     25. Effectiveness. The Plan was approved by the Board of Directors of Pride International, Inc., as the sole stockholder of the Company, on                     , 2009. The Plan will be submitted to the stockholders of the Company for approval at the first annual meeting of the Company’s stockholders that convenes more than 12 months after the Distribution.